EXHIBIT 11.01
                                                                   -------------

                                  DSL.NET, INC.

        Statements of Computation of Basic and Diluted Net Loss Per Share
                 (in thousands, except share and per share data)
                                   (unaudited)

                                                             THREE MONTHS ENDED SEPTEMBER 30,
                                                            -----------------------------------
                                                                2001                   2002
                                                            ------------           ------------
         Loss applicable to common stock                    $    (21,912)          $    (12,519)
                                                            ============           ============
         Basic and diluted:
         Weighted average shares of common stock
             outstanding                                      65,227,801             64,887,681
         Less:  Weighted average shares subject to
             repurchase                                       (1,090,853)                  --
                                                            ------------           ------------
         Weighted average shares used in computing
             basic and diluted net loss per share             64,136,948             64,887,681
                                                            ============           ============
         Basic and diluted net loss per share               $      (0.34)          $      (0.19)
                                                            ============           ============


                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                            -----------------------------------
                                                                2001                   2002
                                                            ------------           ------------
         Loss applicable to common stock                    $   (104,707)          $    (36,897)
                                                            ============           ============
         Basic and diluted:
         Weighted average shares of common stock
             outstanding                                      64,816,781             64,869,302
         Less:  Weighted average shares subject to
             repurchase                                       (1,061,404)               (35,707)
                                                            ------------           ------------
         Weighted average shares used in computing
             basic and diluted net loss per share             63,755,377             64,833,595
                                                            ============           ============
         Basic and diluted net loss per share               $      (1.64)          $      (0.57)
                                                            ============           ============

THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.